Exhibit 10.3
KENNAMETAL INC.
2008 STRATEGIC TRANSFORMATIONAL EQUITY PROGRAM
[DATE]
[NAME AND ADDRESS]
Dear [NAME]:
     Pursuant to the terms and conditions of the Kennametal Inc. 2008 Strategic Transformational Equity Program (the “Program”), the Compensation Committee of the Board of Directors of Kennametal Inc. (the “Committee”) has awarded you                      Stock Units (the “Award”). The terms and conditions of your Award are governed by the provisions of the Program document attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall each have the meaning assigned to them in the Program.
     This Award will be countersigned by the Company upon receipt of your signed acknowledgment and acceptance as set forth below, provided it is received on or before the close of business Friday, December 14, 2007.
Acknowledgment
     I hereby acknowledge and accept the Award described above subject to all of the terms and conditions of the Program, including, without limitation, the forfeiture and covenant provisions set forth in Sections 11, 12 and 13 of the Program, regardless of whether the Award ever results in a payment under the Program. I further acknowledge receipt of a copy of the Program document and the Plan, and I agree to be bound by all the provisions of the Program and the Plan, as amended from time to time.
     By signing below, I acknowledge that: (i) I have read and understand the Program including, without limitation, the provisions that require me to repay monies to the Company if I breach Section 11 or 12 of the Program; (ii) the Stock Units that have been awarded to me have no independent economic value, but rather are mere units of measurement to be used in calculating benefits, if any, available under the Program; (iii) I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement, the Program or the Plan; and (iv) my decision to participate in the Program is completely voluntary and done with full knowledge of its terms. I further acknowledge and agree that, except as otherwise specifically provided in Section 8 of the Program, in the event I Separate from Service prior to the Payment Date, the Stock Units awarded to me shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Affiliate.

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